Exhibit 99.(e)(i)(h)

FIFTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This fifth amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between AIM ETF Products Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 23, 2024 (the “Effective Date”).

WHEREAS, Trust and Foreside (the “Parties”) desire to amend the Agreement to reflect the addition of eight Funds to Exhibit A; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of these funds: AllianzIM 6 Month Buffer10 Allocation ETF and AllianzIM Buffer20 Allocation ETF

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

AIM ETF PRODUCTS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Brian Muench	By:	/s/ Teresa Cowan
	Brian Muench, President		Teresa Cowan, President

By:	/s/ Mike Tanski
Mike Tanski, Vice President, Operations

EXHIBIT A

AllianzIM U.S. Large Cap Buffer10 Apr ETF
AllianzIM U.S. Large Cap Buffer20 Apr ETF
AllianzIM U.S. Large Cap Buffer10 Jul ETF
AllianzIM U.S. Large Cap Buffer20 Jul ETF
AllianzIM U.S. Large Cap Buffer10 Oct ETF
AllianzIM U.S. Large Cap Buffer20 Oct ETF
AllianzIM U.S. Large Cap Buffer10 Jan ETF
AllianzIM U.S. Large Cap Buffer20 Jan ETF
AllianzIM U.S. Large Cap Buffer10 Nov ETF
AllianzIM U.S. Large Cap Buffer20 Nov ETF
AllianzIM U.S. Large Cap Buffer10 Dec ETF
AllianzIM U.S. Large Cap Buffer20 Dec ETF
AllianzIM U.S. Large Cap Buffer10 Feb ETF
AllianzIM U.S. Large Cap Buffer20 Feb ETF
AllianzIM U.S. Large Cap Buffer10 Mar ETF
AllianzIM U.S. Large Cap Buffer20 Mar ETF
AllianzIM U.S. Large Cap Buffer10 May ETF
AllianzIM U.S. Large Cap Buffer20 May ETF
AllianzIM U.S. Large Cap Buffer10 Jun ETF
AllianzIM U.S. Large Cap Buffer20 Jun ETF
AllianzIM U.S. Large Cap Buffer10 Aug ETF
AllianzIM U.S. Large Cap Buffer20 Aug ETF
AllianzIM U.S. Large Cap Buffer10 Sep ETF
AllianzIM U.S. Large Cap Buffer20 Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF

AllianzIM U.S Large Cap 6 Month Buffer10 Mar/Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF

AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF (fka: AllianzIM
U.S. Large Cap 6 Month Floor5 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF (fka: AllianzIM
U.S. Large Cap 6 Month Floor5 Apr/Oct ETF)

AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF

AllianzIM U.S. Equity Buffer15 Uncapped May ETF

AllianzIM Managed Buffer10 Allocation ETF

AllianzIM Managed Buffer20 Allocation ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF

AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF

AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF
AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF
AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF
AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF
AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF
AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF

AllianzIM 6 Month Buffer10 Allocation ETF

AllianzIM Buffer20 Allocation ETF